Exhibit 10.1 AMENDMENT NO. 2 TO THE SESEN BIO, INC. 2014 STOCK INCENTIVE PLAN WHEREAS, Sesen Bio, Inc. (the “Company”) maintains the Sesen Bio, Inc. 2014 Stock Incentive Plan (the “Plan”); WHEREAS, pursuant to Section 11(d) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by the rules of the Nasdaq Stock Market (“Stockholder Approval”); WHEREAS, the Board desires to increase the number of shares of the Company’s common stock, $0.001 par value per share reserved for issuance under the Plan by 12,000,000 shares (the “Share Increase”); WHEREAS, pursuant to Section 11(d) of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained; WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan. NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows: 1. Section 4(a)(1)(i) of the Plan is amended and restated as follows: “25,313,283 shares of Common Stock; plus” 2. Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval. * * * This Amendment to the Sesen Bio, Inc. 2014 Stock Incentive Plan was duly approved by the Board of Directors of the Company on March 12, 2021, subject to the approval of the Amendment by the stockholders of the Company. /s/ Mark R. Sullivan _____________________________ General Counsel and Corporate Secretary